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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Focal Communication Corporation's previously filed Registration Statement on Form S-8 (File No. 333-46342).

ARTHUR ANDERSEN LLP

Chicago, Illinois
December 20, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS